UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2006

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2006, American Independence Corp. issued a news release announcing 2006 Third Quarter and Nine Months Results.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits

Exhibit 99.1 News Release of American Independence Corp. dated November 9, 2006 announcing 2006 Third Quarter and Nine Months Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	November 9, 2006

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com

NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2006 THIRD QUARTER AND NINE MONTHS RESULTS AND ENTRY INTO FULLY-INSURED HEALTH MARKET FOR INDIVIDUALS AND FAMILIES

New York, New York, November 9, 2006. American Independence Corp. (NASDAQ: AMIC) today reported 2006 third quarter and nine months results and announced it has entered into an agreement with a national, career agent marketing organization to begin marketing major medical plans to self-employed individuals and families utilizing Independence America Insurance Company (Independence American), a wholly-owned subsidiary of AMIC, as the carrier.

Financial Results

Net income was $0.1 million ($.01 per share, diluted), net of a provision for income taxes of $0.1 million, for the three months ended September 30, 2006 compared to $1.1 million ($.13 per share, diluted), net of a provision for income taxes of $0.7 million for the three months ended September 30, 2005. Revenues amounted to $20.2 million for the three months ended September 30, 2006, compared to revenues of $21.2 million for the three months ended September 30, 2005. For as long as AMIC utilizes its net operating loss carryforwards, it will not pay any income taxes, except for Federal alternative minimum taxes and state income taxes.

AMIC also reported net income of $0.8 million ($.10 per share, diluted) for the nine months ended September 30, 2006 compared to $3.5 million ($.41 per share, diluted) for the nine months ended September 30, 2005. Revenues amounted to $59.4 million for the nine months ended September 30, 2006, compared to revenues of $62.3 million for the nine months ended September 30, 2005. The decrease in income for the three months and nine months ended September 30, 2006, as compared to the comparable periods in 2005, is largely due to an increase in the loss ratio on medical stop-loss business written prior to 2006, a reduction in fee income due to lower premiums produced by our MGUs, and lower profit commissions received by our MGUs due to higher loss ratios on prior treaty years.

On a non-GAAP basis, the Company's income from continuing operations excluding amortization expense and Federal income tax charge related to deferred taxes for the three months ended September 30, 2006 was $0.3 million ($.03 per share, diluted) as compared to $1.9 million ($.22 per share, diluted) for the three months ended September 30, 2005. On a non-GAAP basis, the Company’s income from continuing operations excluding amortization expense and Federal income tax charge related to deferred taxes for the nine months ended September 30, 2006 was $1.7 million ($.20 per share, diluted) as compared to $6.0 million ($.70 per share, diluted) for the nine months ended September 30, 2005.

Fully-Insured Medical

In 2007, Independence American will begin to sell major medical plans to self-employed, individuals and families through an agreement with a national, career agent marketing organization. The agency projects that it will have $17 million of annualized premiums ($10 million on an earned basis) on Independence American paper as of December 31, 2007. This complements Independence American’s previously announced entry in 2007 as an issuing carrier into the small group major medical market (estimated to be $24 million of earned premium in 2007) and the employer medical stop-loss market (estimated to be $7 million of earned premium in 2007). Independence American initially anticipates retaining at least 50% of the risk on these lines of business. Administration of both programs will be overseen by Insurers Administrative Corporation, a wholly-owned subsidiary of Independence Holding Company (NYSE:IHC).

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, "We are pleased to continue our diversification into the fully-insured health insurance market through our new career agent distribution relationship. This organization is a rapidly growing marketing company, with seasoned leadership and a proven sales system that utilizes telemarketing and internet leads, advancing agent commissions, and web-based enrollment processes. This is an excellent opportunity to utilize Independence American as a direct health insurance writer, and, along with our previously announced entry into the small group market in 2007, it positions AMIC to have a sizeable and diverse block of fully insured medical premium through multiple distribution outlets.” Mr. Thung added, “Our 2006 operating results continue to be adversely affected by developments in business incepting in 2004 and 2005, however, business written in 2006 continues to track significantly better, at the same point in time, than business written in the prior two years. As described in a recent A.M. Best Special Report, the medical stop loss industry as a whole reported increased loss ratios in 2004 and 2005, but it also stated that there are indications that the market should show signs of hardening by sometime in 2007. We anticipate that our earnings will improve beginning in 2007 due to (i) an expectation of an improved loss ratio on our medical stop loss business and (ii) our entry as an issuing carrier of health insurance which is projected to generate $41 million of earned premiums comprised of: $24 million of small group major medical, $10 million of major medical plans for self-employed individuals and families, and $7 million of employer medical stop-loss. In order to continue to position Independence American as a direct distributor of health insurance, the Company has named David Kettig as its President and Scott Wood as its Chief Operating Officer. They currently also serve as Co-Chief

Operating Officers of IHC. Independence American is now licensed in 41 states.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below. Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the Federal income tax charge related to deferred taxes.

About American Independence Corp.

AMIC is a holding company principally engaged in employer medical stop-loss, small group major medical, major medical plans for self-employed individuals and families, and managed care insurance and reinsurance through Independence American Insurance Company and its managing general underwriter division.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

THIRD QUARTER REPORT

SEPTEMBER 30, 2006

(in Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Premiums earned	$17,018	$16,959	$49,375	$49,309
MGU fee income	2,386	3,546	7,618	10,890
Net investment income	807	624	2,366	1,754
Net realized gains	30	36	48	250
Other income	6	14	14	106

Revenues	20,247	21,179	59,421	62,309

Insurance benefits, claims and reserves	12,671	11,584	35,008	31,760
Selling and general expenses	7,113	7,378	22,152	23,588
Amortization and depreciation	180	275	559	825
Minority interest	87	132	205	440

Expenses	20,051	19,369	57,924	56,613

Income from continuing operations before income tax	196	1,810	1,497	5,696
Provision for income tax	99	678	599	2,149

Income from continuing operations	97	1,132	898	3,547
Gain (loss) on disposition of discontinued operations, net of tax	-	(59)	(54)	(59)

Net income	$97	$1,073	$844	$3,488

Basic Income Per Common Share:
Income from continuing operations	$.01	$.14	$.11	$.42
Gain (loss) on disposition of discontinued operations, net of tax	-	(.01)	(.01)	(.01)

Net income	$.01	$.13	$.10	$.41

Weighted average basic common shares	8,451	8,451	8,451	8,447

Diluted Income Per Common Share:
Income from continuing operations	$.01	$.14	$.11	$.42
Gain (loss) on disposition of discontinued operations, net of tax	-	(.01)	(.01)	(.01)

Net income	$.01	$.13	$.10	$.41

Weighted average diluted common shares	8,515	8,530	8,506	8,529

As of September 30, 2006, there were 8,451,223 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Income from continuing operations	$97	$1,132	$898	$3,547
Amortization of intangible assets related to purchase accounting	111	202	354	607
Federal income tax charge related to deferred taxes	54	577	473	1,833

Income from continuing operations excluding
amortization and federal income tax charge	$262	$1,911	$1,725	$5,987

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.03	$.23	$.20	$.71

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.03	$.22	$.20	$.70